                                                               Exhibit 99-B(ii)

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Life and Casualty Company)

                                  Schedule I

         Summary of Investments - Other than Investments in Affiliates


                               December 31, 1994

                                                                     Amount at
                                                                    Which Shown
                                        Amortized                      in the
     Type of Investment                    Cost          Value*    Balance Sheet
     ------------------                 ---------        ------    -------------
                                                       (millions)
Debt Securities:
  U.S. Treasury securities and
   obligations of U.S. government
   agencies and corporations            $ 1,396.1      $ 1,313.9      $ 1,313.9
  Obligations of states and political
   subdivisions                              37.9           39.1           39.1
  U.S. Corporate securities               3,661.3        3,485.9        3,485.9
  Foreign securities                      1,053.3          991.0          991.0
  Residential mortgage-backed
   securities                             3,298.1        3,268.1        3,268.1
  Commercial/Multifamily mortgage-
   backed securities                        435.0          413.9          413.9
  Other loan-backed securities              696.1          679.5          679.5
                                        ---------      ---------      ---------

    Total debt securities                10,577.8      $10,191.4       10,191.4
                                        ---------      ---------      ---------

Equity securities:
  Investment in affiliated mutual funds     187.2      $   181.9          181.9
  Non-redeemable preferred stocks            43.3           47.2           47.2
                                        ---------      ---------      ---------

    Total equity securities                 230.5      $   229.1          229.1
                                        ---------      ---------      ---------

Short-term investments                       98.0                          98.0
Mortgage loans                                9.9                           9.9
Policy loans                                248.7                         248.7
Limited partnership                          24.4                          24.4
                                        ---------                     ---------

       Total investments                $11,189.3                     $10,801.5
                                        ---------                     ---------

* See Notes 1,2 and 10 to the Consolidated Financial Statements.